SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                                ______________

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): December 19, 1997


                            SL GREEN REALTY CORP.
            (Exact name of Registrant as specified in its Charter)


                                   Maryland
                           (State of Incorporation)



        1-13199                                 13-3956775
(Commission File Number)                 (IRS Employer Id. Number)


   70 West 36th Street                             10018
   New York, New York                            (Zip Code)
(Address of principal executive offices)


                                (212) 594-2700
             (Registrant's telephone number, including area code)



ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     As discussed in the prospectus dated August 14, 1997 of SL Green Realty Corp. (the "Company") contained in the Company's registration statement on Form S-11 (333-29329) relating to the Company's initial public offering of common stock (the "IPO"), on June 27, 1997, Green 17 Battery LLC ("17 Battery LLC"), a limited liability company owned by Stephen L. Green, Chairman, President and Chief Executive Officer of the Company, contracted to acquire from an unaffiliated seller an interest in 17 Battery Place, New York, New York (the "Property") for an aggregate purchase price of $59.0 million pursuant to an agreement of sale (the "Initial Agreement"). On July 25, 1997, SL Green Operating Partnership, L.P. (the "Operating Partnership"), of which the Company is the sole general partner, was granted an option by 17 Battery LLC, exercisable over a 10 year period, to acquire from 17 Battery LLC its interest in 17 Battery Place at a price equal to the aggregate of (i) sums paid by 17 Battery LLC for such interest, (ii) all financing and other costs and expenses incurred in connection with the acquisition of ownership by 17 Battery LLC of such interest and (iii) interest on all such sums from the date of incurrence.

     On September 3, 1997, the Board of Directors of the Company, including all of the Independent Directors (i.e., the Directors of the Company who are neither officers of the Company nor affiliated with the Company), acting in its capacity as sole general partner of the Operating Partnership, authorized the Operating Partnership to exercise the option on the terms described above and the Initial Agreement was assigned to the Operating Partnership.

     The Property contains 1.2 million rentable square feet and is comprised of two Class B office buildings, 17 Battery Place North, a 22-story building encompassing approximately 410,000 rentable square feet (the "North Building"), and 17 Battery Place South, a 31-story building encompassing approximately 800,000 rentable square feet (the "South Building") located at the intersection of Battery Place and West Street in the financial district of downtown Manhattan.

     On November 5, 1997, the Board of Directors of the Company, including all of the Independent Directors, acting in its capacity as sole general partner of the Operating Partnership, authorized the modification of the Initial Agreement to provide for the acquisition of the entire Property by the Operating Partnership and a cotenant for a total purchase price of $75.0 million, $59.0 million of which would be paid by the Operating Partnership. In addition, the Board of Directors approved the loan by the Operating Partnership of up to $18.0 million to the cotenant (secured by a first mortgage on the cotenant's interest in the Property) on specified terms for a period expiring on the earlier of the formation of a condominium or September 30, 1998. The amended and restated agreement of sale dated December 19, 1997 (the "Amended Agreement") preserved for the Operating Partnership the economic terms of the Initial Agreement while faciliting the timely acquisition of an interest in the Property.

     The Initial Agreement provided for, during the contract period, the conversion of the South Building into two condominium units. One unit was to be comprised of portions of the basement and the ground floor and floors 2 through 13 and would continue to function as office space (the "Office Unit"). The second unit was to be comprised of portions of the ground lease and basement and floors 14 through 31 and would be redeveloped by the seller into a residential/hotel facility (the "Hotel Unit"). The Amended Agreement provides for, as approved by the Board of Directors, the creation of a three unit condominium consisting of the Hotel Unit, the Office Unit and the North Building (the "North Building Unit"). The cotenancy agreement entered into in connection with the Amended Agreement provides that, pending creation of the condominium, the income from the floors constituting the Office Unit and the North Building will be the property of the Operating Partnership and the income from the floors constituting the Hotel Unit will be the property of the cotenant, thus preserving the economic aspects of the Initial Agreement. Pursuant to the Amended Agreement, upon creation of the condominium and dissolution of the cotenancy, the Operating Partnership will receive a distribution consisting of the Office Unit and the North Building Unit, while the cotenant will receive a distribution of the Hotel Unit.

     The Operating Partnership acquired its interest in 17 Battery Place on December 19, 1997 for an aggregate purchase price of approximately $57.8 million in cash. The purchase price was funded with proceeds from a borrowing under the Company's $140 million senior unsecured revolving credit facility (the "Credit Facility"). The Company based its determination of the price to be paid on the expected cash flow, physical condition, location, competitive advantages, existing tenancy and opportunities to retain and attract additional tenants. The Company did not obtain an independent appraisal on the Property. In addition, the Operating Partnership loaned to the cotenant $15.5 million on the terms referred to above. The loan amount was funded with proceeds from a borrowing under the Credit Facility.


ITEM 5.   OTHER EVENTS

     On December 18, 1997, the Company entered into a $140 million senior unsecured revolving credit facility with Lehman Brothers Holdings Inc.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (a) and (b)    Financial Statements of Property Acquired and Pro Forma
                    Financial Information

     The financial statements and pro forma financial information required by
Item 7(a) and 7(b) are currently being prepared and it is therefor impractical to provide this information on the date hereof. The Company will file the required financial statements and information under cover of Form 8-K/A as soon as practicable but in no event later than 60 days after the date on which this Form 8-K was required to be filed.

(c)  Exhibits

     2.1  Option to Purchase 17 Battery Place dated as of July 25, 1997*
     2.2 Amended and Restated Agreement of Sale between 17 Battery Associates LLC ("17 Battery") and 17 Battery LLC dated as of June 27, 1997
     2.3 Assignment and Assumption of Contract, dated as of September 3, 1997, between 17 Battery LLC and the Operating Partnership
     2.4 Assignment and Assumption of Agreement, dated as of December 19, 1997, between 17 Battery and 17 Battery Upper Partners LLC ("Upper")
     2.5 Assignment and Assumption of Agreement, dated as of December 19, 1997, between 17 Battery LLC and SLG 17 Battery LLC ("SLG 17")
     2.6 Tenancy in Common Agreement between Upper and SLG 17 dated as of December 19, 1997
     2.7 Amended and Restated Substitute Mortgage Note No. 1 between Upper and the Operating Partnership, dated as of December 19, 1997
     5.1 Senior Unsecured Revolving Credit Facility between the Company, the Operating Partnership and Lehman Brothers Holdings Inc. dated as of December 18, 1997
_____________________
* Incorporated by reference to Exhibit 10.15 of the Company's Registration Statement on Form S-11 (333-29329).



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              SL GREEN REALTY CORP.


                              By:  /s/ David J. Nettina
                                   ---------------------------
                                  David J. Nettina
                                  Executive Vice President, Chief Operating
                                  Officer and Chief Financial Officer


Date:  January 2, 1998